EXHIBIT 1.2
AGENCY AGREEMENT

February 23, 2007

Apollo Gold Corporation
5655 S. Yosemite Street, Suite 200
Greenwood Village, Colorado
U.S.A. 80111-3220

Attention: R. David Russell, CEO

Dear Sirs:

In furtherance of an agreement among Apollo Gold Corporation (the "Corporation") and Shoreline Pacific LLC ("Shoreline Pacific" or the "Agent") dated September 15, 2006 (the "Engagement Letter"), the Agent hereby agrees to act as agent for sale by way of a private placement, on a best efforts basis, of up to US$4,290,000 in principal amount of unsecured convertible debentures (the "Debentures") where each US$1,000 of Debentures will convert, at the option of the holder at any time before Maturity (hereinafter defined), into 2,000 common shares, and each US$1,000 of Debentures will be accompanied by 2,000 common share purchase warrants (the "Debenture Warrants") of the Corporation (the "Offering"). The Debentures and the Debenture Warrants (the "Offered Securities") will, subject to certain provisions described herein, have the following general characteristics:

(a)
The Debentures will have a term of two (2) years from Closing ("Maturity"), and will bear interest at 1% per month (or part thereof) in the first 12 months from Closing, increasing to 1.5% per month (or part thereof) for the remaining 12 months until Maturity. Interest is calculated on a simple basis (not compounded), and will be payable annually on each anniversary date of the Closing, unless the Debentures have been converted.

(b)
The Debentures are convertible at the option of the holder at any time before Maturity into the common shares ("Debenture Common Shares") of the Corporation at the rate of US$0.50 per each Debenture Common Share (meaning each US$1,000 of Debentures will convert into 2,000 Debenture Common Shares).

(c)	The Debenture Warrants each entitle the holder to purchase one common share of the Corporation ("Debenture Warrant Shares") at a price of US$0.50 for a period of two (2) years from Closing.

(d)
At Maturity, each holder of a Debenture will have the option to receive payment in full, with applicable interest, or to convert the principal amount of the Debenture into Debenture Common Shares at the rate of US$0.50 (meaning each US$1,000 of

Debentures will convert into 2,000 Debenture Common Shares), and receive the applicable interest to the date of conversion.

(e)
The Corporation will have the option to force conversion of the Debentures ("Forced Conversion") at any time after September 24, 2007 and prior to Maturity in the event that the 20 day weighted average trading price of the Corporation’s shares on AMEX, or such other principal trading market on which the Corporation's shares are trading, equals or exceeds US$0.90; provided, however, in no event may the Corporation force conversion of the Debenture if any holder would beneficially own more than 9.99% of the Corporation's Common Shares on the date of such conversion. For the purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) and the rules promulgated thereunder of the Securities Exchange Act of 1934, as amended. In the event that the Corporation forces conversion prior to the one year anniversary date of the Closing, the Corporation will be required to pay a total of twelve (12) months of interest payments. If the Corporation forces conversion after the one year anniversary date of Closing, there will be no additional penalty beyond the accrued and unpaid interest amount outstanding up to the date of forced conversion.

(f)
In order to initiate a Forced Conversion, the Corporation must provide the holders of Debentures with written notice (the "Forced Conversion Notice") 60 days prior to the effective date (the "Forced Conversion Date").

(g)
If paragraph (e) above prohibits the Corporation from initiating a Forced Conversion that would otherwise be allowed, the Corporation shall be allowed to initiate on the Forced Conversion Date a Forced Conversion of an amount of the Debenture such that the holder will not own more than 9.99% of the total issued and outstanding voting securities of the Corporation upon completion of the Forced Conversion, and the interest on that portion of the Debenture outstanding shall be reduced to 0.5% per month (simple interest not compounded) commencing on the date of the Forced Conversion Date. For the purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) and the rules promulgated thereunder of the Securities Exchange Act of 1934, as amended.

(h)	Holders will also be forced to convert the Debentures into the Debenture Common Shares on the terms outlined herein in the event of a Change of Control of the Corporation.

It is understood that Shoreline Pacific will only offer the Offered Securities (i) in the United States (the "Offering Jurisdiction") and, (ii) in other jurisdictions as may be agreed to by the Corporation, provided that the Corporation is not required to file a prospectus or other disclosure document or become subject to continuing obligations in such other jurisdictions, in each case in accordance with the provisions of this Agreement.

Subject to the Registration Rights Agreement (as hereinafter defined), the Corporation agrees it will use its commercially reasonable best efforts (i) to file a Form S-1 or Form S-3 registration statement (the "Registration Statement") for the resale by the Purchasers (as hereinafter defined), as selling shareholders and not as underwriters, and Shoreline Pacific in the United States of the Debenture Common Shares, the Debenture Warrant Shares, and the Compensation Shares (collectively, the "Underlying Shares"), no later than 40-days after the Closing Date and (ii) to have the Registration Statement declared effective by the United States Securities and Exchange Commission (the "SEC") no later than 120-days after the Closing Date. The Corporation’s obligation with respect to registration with the SEC will be set forth in Schedule B - Registration Rights Agreement (the "Registration Rights Agreement") to the subscription agreements (the "Subscription Agreements") for the Debentures and the Debenture Warrants to which each of the Purchasers and the Corporation is a party, which Registration Rights Agreement is attached hereto as Schedule "G", as well as a separate registration rights agreement, in a similar form, with the Agent, as attached hereto as Schedule "H".

The Corporation agrees to obtain prior to Closing the conditional listing of the Underlying Shares on the Toronto Stock Exchange and the American Stock Exchange.

INTERPRETATION

Unless expressly provided otherwise, where used in this Agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

"Affiliates" shall have the meaning in Subsection 1(2) of the Securities Act (Ontario);

"Agent" shall have the meaning ascribed thereto in the first paragraph on the first page of this Agreement;

"Agent's Personnel" has the meaning ascribed thereto in Section 10 of this Agreement;

"Agent Fees" shall have the meaning ascribed thereto in subsection 2(a) of this Agreement;

"Agreement" means this agreement resulting from the acceptance hereof by the Corporation;

"AMEX" means the American Stock Exchange;

"Applicable Securities Laws" means, collectively, the applicable securities laws of the Offering Jurisdictions, the regulations, rules, rulings and orders made thereunder, the applicable published policy statements issued by the Securities Commissions thereunder and the securities legislation and published policies of such other jurisdiction, the securities laws of which are applicable to the sale of the Offered Securities on the terms and conditions set out in this Agreement;

"Business Day" shall mean any day except Saturday, Sunday or a statutory holiday in San Francisco, California, Toronto, Ontario and Denver, Colorado;

"Change of Control of the Corporation" means where any person, including a group acting jointly or in concert, acquires or becomes the beneficial owner of, or a combination of persons acting jointly or in concert acquire or become the beneficial owner of, either directly or indirectly, more than fifty (50) percent of the voting securities of the Corporation, whether through the acquisition of previously issued and outstanding voting securities, or voting securities that have not been previously issued, or any combination thereof, or any other transaction having a similar effect;

"Closing" means the completion of the issue and sale by the Corporation of the Offered Securities pursuant to this Agreement and the Subscription Agreements;

"Closing Date" means the date of the Closing, namely February 23, 2007, or such other date as the Agent and the Corporation may agree;

"Common Shares" means the common shares in the capital of the Corporation;

"Compensation Shares" means the common shares of the Corporation issuable upon the exercise of the Compensation Warrants;

"Compensation Warrants" shall have the meaning ascribed thereto in subsection 2(c) of this Agreement;

"Corporation" means Apollo Gold Corporation;

"Debentures" has the meaning given on Page 1 hereof;

"Debenture Common Shares" has the meaning given on Page 1 hereof;

"Debenture Warrants" has the meaning given on Page 1 hereof;

"Debenture Warrant Shares" has the meaning given on Page 1 hereof;

"Disclosure Documents" means, collectively, all of the documentation which has been filed by or on behalf of the Corporation or any predecessor thereto since December 31, 2003 with the relevant securities regulatory authorities pursuant to the requirements of Applicable Securities Laws, including all press releases and financial statements filed on SEDAR and all filings with the SEC;

"Engagement Letter" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"Exchange" means the Toronto Stock Exchange;

"Financial Statements" shall have the meaning ascribed thereto in subsection 4(aa) of this Agreement;

"Forced Conversion" has the meaning given on Page 2 hereof;

"Forced Conversion Date" has the meaning given on Page 2 hereof;

"Forced Conversion Notice" has the meaning given on Page 2 hereof;

"Gross Proceeds" means the gross proceeds raised from the sale of the Offered Securities;

"Hazardous Substances" shall have the meaning ascribed thereto in subsection 4(gg) of this Agreement;

"Indemnified Party" shall have the meaning ascribed thereto in Section 10 of this Agreement;

"Material Agreement" shall have the meaning ascribed thereto in subsection 4(m) of this Agreement;

"material change" means a material change for the purposes of the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means a change in the business, operations or capital of the Corporation that would reasonably be expected to have a significant effect on the market price or value of any of the Corporation's securities and includes a decision to implement such a change made by the Corporation's board of directors or by senior management of the Corporation who believe that confirmation of the decision by the board of directors is probable;

"material fact" means a material fact for the purposes of the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Corporation's securities;

"Maturity" has the meaning given on page 1 hereof;

"misrepresentation" means a misrepresentation for the purposes of the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement that is not misleading in light of the circumstances in which it was made;

"Offered Securities" has the meaning given on Page 1 hereof;

"Offering" has the meaning given on Page 1 hereof;

"Offering Jurisdictions" means the United States and any other jurisdiction in which Offered Securities are sold;

"person" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

"Purchasers" means, collectively or individually, those persons or companies who are purchasing the Offered Securities as contemplated herein;

"Registration Statement" has the meaning given on Page 2 hereof;

"Regulation D" means Regulation D promulgated by the SEC pursuant to the U.S. Securities Act;

"Regulation S" means Regulation S promulgated by the SEC pursuant to the U.S. Securities Act;

"SEC" means the United States Securities and Exchange Commission;

"Securities Commissions" means the applicable securities regulatory authorities in the Offering Jurisdictions;

"Significant Interest Companies" means those companies in which the Corporation holds 10% or more of the outstanding voting securities;

"Subscription Agreements" means the subscription agreements to be entered into between the respective Purchasers and the Corporation in respect of the Offering;

"Subsidiaries" means, collectively, the subsidiaries of the Corporation the particulars of which are set out in subsection 4(c) hereof and "Subsidiary" means any one of them;

"Time of Closing" means 10:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agent may agree;

"Transfer Agent" means CIBC Mellon Trust Company;

"Underlying Securities" has the meaning given on Page 2 hereof;

"United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

"U.S. Person" has the meaning set forth in Regulation S; and

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement. Unless otherwise expressly provided, all amounts expressed herein in terms of money refer to lawful currency of the United States and all payments to be made hereunder shall be made in such currency.

If any provision of this Agreement shall be adjudged by a competent authority to be invalid or for any reason unenforceable, such invalidity or unenforceability shall not affect the validity, enforceability or operation of any other provision herein.

The following are the schedules attached to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule "A" - Procedures for United States Offers and Sales

Schedule "B" - List of Options, Warrants and Other Convertible Securities

Schedule "C" - List of Subsidiaries

Schedule "D" - Exceptions to Representations and Warranties of the Corporation

Schedule "E" - Interest of Insiders in Material Transactions

Schedule "F" - [Intentionally Deleted]

Schedule "G" - Registration Rights Agreement

Schedule "H" - Shoreline Registration Rights Agreement

1.	Nature of Transaction

(a)
Any offer and sale of Offered Securities in the United States or to, or for the account or benefit of, any U.S. Person shall be made in accordance with the terms and conditions set out in Schedule "A" to this Agreement. The Corporation and the Agent shall to comply with the terms and conditions set out herein.

(b)
It is understood and agreed that the Agent may arrange for Purchasers of the Offered Securities in jurisdictions other than the United States, on a private placement basis, provided that the sale of such Offered Securities in such other jurisdiction does not contravene the Applicable Securities Laws of such other jurisdiction or of the United States and Canada and provided that such sale does not trigger (i) any obligation to prepare and file a prospectus or similar disclosure document, or any other report with respect to such purchase in such other jurisdiction, or (ii) any registration or other obligation on the part of the Corporation in such other jurisdictions including but not limited to any continuing obligation in such other jurisdictions.

(c)
It is understood and agreed that pursuant to the Securities Purchase Agreement dated October 30, 2006 between the Corporation and the purchasers listed on the signatures pages thereto (the "Shoreline Purchasers"), the Shoreline Purchasers have the right to purchase up to 50% of the Offered Securities. Accordingly, the Shoreline Purchasers may purchase up to 50% of the Offered Securities in the Offering and Shoreline Pacific, LLC shall receive a commission and warrants in respect of any subscriptions by Shoreline Purchasers.

(d)
Pursuant to Multilateral Instrument 45-102 - Resale of Securities and as each Offered Security is a "security" being sold by a "domestic issuer" pursuant to Regulation S or is being sold in the United States pursuant to Regulation D, the certificates representing the Debentures, the Debenture Warrants, the Debenture Warrant Shares, the Compensation Warrants and the Compensation Shares delivered at Closing or thereafter issued by the Corporation or its agents shall contain legends in substantially the form and in all respects materially similar to the following:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JUNE *, 2007."

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS ‘‘OFFSHORE TRANSACTION,’’ ‘‘UNITED STATES’’ AND ‘‘U.S. PERSON’’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT."

(e)	The Agent acknowledges that, in addition to the other legends required by this Agreement, the Debentures, Debenture Warrants and the Compensation Warrants shall contain the following legend:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS ‘‘OFFSHORE TRANSACTION,’’ ‘‘UNITED STATES’’ AND ‘‘U.S. PERSON’’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS, EXCEPT AS PERMITTED BY THE SECURITIES ACT."

(f)
The Agent acknowledges that the certificates representing the Debenture Common Shares, the Debenture Warrant Shares, and all certificates issued in exchange or substitution thereof, will bear a legend in substantially the following form as long as the legend referred to in Subsection 1(c) above remains on such certificate:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE

FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

(g)
The Agent acknowledges that the certificates representing the Compensation Shares and all certificates issued in exchange or substitution thereof, will bear a legend in substantially the following form as long as the legend referred to in Subsection 1(c) above remains on such certificate:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

2.	Agent's Compensation

(a)
In consideration for the performance of its obligations hereunder, the Corporation shall, subject to the provisions of this Agreement, pay to the Agent an agent fee (the "Agent Fees") equal to 7.0% of the Gross Proceeds of Securities purchased by any United States investors who participated in the November 2006 equity financing through Shoreline Pacific ("Shoreline Subscriptions").

(b)
The Agent may retain one or more registered securities brokers or investment dealers to act as selling agent in connection with the sale of the Offered Securities but the compensation payable to such selling agents shall be the sole responsibility of the Agent, and only as permitted by and in compliance with all Applicable Securities Laws, upon the terms and conditions set forth in this Agreement and will require each such selling agent to so agree.

(c)
As additional consideration for the performance of their obligations hereunder, the Corporation shall, at the Time of Closing, issue to the Agent, (in such name or names as the Agent may direct in writing) compensation warrants (the "Compensation Warrants") exercisable for a two year period into that number of Compensation Shares equal to 7.0% of the Gross Proceeds raised by the Agent from the sale of the Debentures (excluding the Shoreline Subscriptions) divided by US$0.50 per share. Each Compensation Warrant will entitle the holder to purchase one common share of the Corporation at US$0.50 per share for a two year period from the date of issue.

3.	Covenants and Certification of the Agent

The Agent covenants with the Corporation that it:

(a)
will conduct activities and shall cause the selling agents to conduct their activities in connection with arranging for purchasers of the Offered Securities in compliance with the Applicable Securities Laws and will indemnify the Corporation from all losses incurred by it as a result of a violation by the Agent or any selling agent retained by it of such Applicable Securities Laws;

(b)	will not deliver to any prospective Purchaser any document or material which constitutes an offering memorandum under Applicable Securities Laws;

(c)
will not solicit offers to purchase or sell the Offered Securities so as to require registration thereof or filing of a prospectus with respect thereto or continuing obligations on the part of the Corporation under the laws of any jurisdiction including, without limitation, the United States or any state thereof, and not solicit offers to purchase or sell the Offered Securities in any jurisdiction outside of Canada and the United States where the solicitation or sale of the Offered Securities would result in any statutory ongoing disclosure requirements in such jurisdiction or any registration requirements in such jurisdiction on the part of the Corporation except for the filing of a notice or report of the solicitation or sale;

(d)
will obtain from each Purchaser an executed Subscription Agreement in a form reasonably acceptable to the Corporation and to the Agent relating to the transactions herein contemplated, together with all documentation as may be necessary in connection with subscriptions for Offered Securities;

(e)
will refrain from any form of general advertising or any form of general solicitation in connection with the Offering including in (A) printed media of general and regular circulation or any similar medium, (B) radio, (C) television, or (D) electronic media or conduct any seminar or meeting concerning the offer and sale of the Offered Securities whose attendees have been invited by any form of general solicitation or general advertising, and not make use of any green sheet or other internal marketing document without the consent of the Corporation, such consent to be promptly considered and not to be unreasonably withheld;

(f)
will comply with, and ensure that it and its selling agents and it and its respective directors, officers, employees and affiliates comply with all Applicable Securities Laws and the terms and conditions set forth in this Agreement; and

(g)	will not engage in hedging transactions with regard to the Offered Securities unless in compliance with the U.S. Securities Act.

4.	Representations and Warranties of the Corporation

The Corporation hereby represents and warrants to and with the Agent (on its own behalf and on behalf of each of the Purchasers) that as at the date hereof, other than as set forth in the Disclosure Documents:

(a)	the Corporation and each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority necessary to, and is qualified to, carry on its business as now conducted, and to own or lease its properties and assets in all jurisdictions in which it currently carries on business and/or owns or leases its properties and assets; and the Corporation has all required corporate power and authority to create, issue and sell the Offered Securities and the Compensation Warrants, to enter into this Agreement and the Subscription Agreements and to carry out the provisions of each of such agreements;

(b)
the authorized capital of the Corporation consists of an unlimited number of Common Shares of which, as of February 21, 2007, 142,302,285 Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation;

(c)
the Corporation has no subsidiaries other than the Subsidiaries listed in Schedule "C" and the Corporation beneficially owns, directly or indirectly, the percentage indicated of all the issued and outstanding shares in the capital of each Subsidiary free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, all of such shares have been duly authorized and validly issued and are outstanding as fully-paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Corporation of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of any Subsidiary or any other security convertible into or exchangeable for any such shares;

(d)	the Corporation does not have any Significant Interest Companies other than the Subsidiaries;

(e)
no order prohibiting the sale of the Offered Securities or the issuance of the Compensation Warrants has been issued and no proceedings for such purpose are pending or, to the knowledge of the Corporation, threatened;

(f)
no person, firm or corporation, as of the date hereof, has any agreement or option, or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, subscription or issuance of any securities of the Corporation, other than as set out in Schedule "D";

(g)
other than as disclosed in Schedule "D", each of the Corporation and the Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which it carries on business (including, without limitation, all applicable Canadian federal, provincial, municipal and local environmental, anti-pollution and licensing laws, regulations and other lawful requirements of any governmental or regulatory body, including, but not limited to relevant exploration and exploitation permits and concessions) and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits which would have a material adverse effect on the Corporation or the Subsidiaries;

(h)
the Corporation or a Subsidiary is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to as owned by it in the Disclosure Documents, all agreements under which the Corporation or a Subsidiary holds an interest in a property, business or asset are in good standing according to their terms except where the failure to be in such good standing does not and will not have a material adverse effect on the Corporation (on a consolidated basis) or its properties, business or assets, and the Disclosure Documents were as at the respective dates thereof true and correct in all material respects concerning the Corporation and the Subsidiaries, and contained no material misrepresentations;

(i)
all information which has been prepared by the Corporation relating to the Corporation and the Subsidiaries and their business, property and liabilities and either publicly disclosed or provided to the Agent, including all financial, marketing and operational information provided to the Agent is, as of the date of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information materially misleading;

(j)
the Corporation has, and to the best of the Corporation's knowledge the directors and officers of the Corporation have, answered every question or inquiry of the Agent and their counsel in connection with the Agent's due diligence investigations fully and truthfully;

(k)
the Corporation is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets or liabilities (contingent or otherwise) of the Corporation and the Subsidiaries, considered as a whole;

(l)
the Corporation and each Subsidiary has obtained all certificates, authorizations, permits or licences necessary to conduct the business now owned or operated by it and the Corporation has not received any notice of proceedings relating to the revocation or modification of any material certificate, authority, permit or license necessary which, if the subject of an unfavourable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition or income of the Corporation (on a consolidated basis);

(m)	the execution and delivery of this Agreement and the Subscription Agreements and the performance of the transactions contemplated thereunder does not and will not:

(i)	require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities regulatory authority or other third party, except: (i) such as have been obtained; or (ii) such as may be required under the applicable by-laws, policies, regulations and prescribed forms of the Exchange and the AMEX;

(ii)	result in a breach of or default under, nor create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, nor conflict with:

(A)
any of the terms, conditions or provisions of the constating documents or resolutions of the shareholders, directors or any committee of directors of the Corporation or any Subsidiary or any material indenture, agreement or instrument to which the Corporation or any Subsidiary is a party or by which it or they are contractually bound; or

(B)
any statute, rule, regulation or law applicable to the Corporation, or the Subsidiaries including, without limitation, the Applicable Securities Laws of the Offering Jurisdictions, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation or the Subsidiaries; or

(C)
any material mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary or a material portion of the assets of the Corporation or any Subsidiary are bound (a "Material Agreement"), or any judgment, decree, order, statute, rule or regulation applicable to any of them; and

(iii)
except as encumbered hereby, only, give rise to any lien, charge or claim in or with respect to the properties or assets now owned or hereafter acquired by the Corporation or any Subsidiary or the acceleration of or the maturity of any debt under any indenture, mortgage, lease, agreement or instrument binding or affecting any of them or any of their properties;

(n)
the auditors of the Corporation are independent public accountants as required by the Applicable Securities Laws and there has never been any reportable disagreement (within the meaning of National Instrument 51-102 - Continuous Disclosure) with the present or any former auditor of the Corporation;

(o)
the Corporation and each Subsidiary has filed all federal, provincial, territorial, state, local and foreign tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations or financial condition of the Corporation) on a consolidated basis and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith;

(p)
the Corporation and each Subsidiary has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Corporation or any Subsidiary and there are no audits known by the Corporation's management to be pending of the tax returns of the Corporation or any Subsidiary (whether federal, state, provincial, territorial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Corporation (on a consolidated basis);

(q)
no domestic or foreign taxation authority has asserted or, to the best of the Corporation's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Corporation or each Subsidiary (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Corporation (on a consolidated basis);

(r)
the Corporation and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(s)
neither the Corporation nor, to the best of the Corporation's knowledge, any other party is in material default in the observance or performance of any term or obligation to be performed by it under any of the Material Agreements and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Corporation (on a consolidated basis);

(t)
at the Time of Closing on the Closing Date, the Corporation will have filed all documents, taken all proceedings and obtained all regulatory consents necessary as a precondition to the sale of the Offered Securities and the issuance of the Compensation Warrants hereunder;

(u)
this Agreement, the Subscription Agreements and the Compensation Warrants shall be, by the Time of Closing, duly authorized, executed and delivered by the Corporation and shall be legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, (ii) general equitable principles or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution);

(v)	the attributes of the Debenture Warrants will conform in all material respects with the description thereof contained in the Subscription Agreements;

(w)
at the Time of Closing: (i) the creation and issuance of the Offered Securities will have been validly authorized and issued; (ii) the creation and issuance of the Compensation Warrants will have been validly authorized and issued; (iii) upon the conversion of the Debentures, in accordance with the provisions thereof, the Debenture Common Shares will have been validly authorized and issued by the Corporation as fully paid and non-assessable Common Shares of the Corporation, and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Corporation; (iv) upon the exercise of the Debenture Warrants in accordance with the provisions thereof, the Debenture Shares will have been validly authorized and issued by the Corporation as fully paid and non-assessable Common Shares of the Corporation, and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Corporation; and (v) upon the exercise of the Compensation Warrants in accordance with the provisions thereof, the Compensation Shares will have been validly authorized and issued by the Corporation as fully paid and non-assessable Common Shares of the Corporation, and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Corporation;

(x)
other than the Agent and Shoreline Pacific, LLC in respect of the Shoreline Subscriptions, there is no person acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein and in the event any person acting or purporting to act for the Corporation establishes a claim for any such fee from the Agent, the Corporation covenants to indemnify and hold harmless the Agent with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

(y)
the minute books and corporate records of the Corporation and each Subsidiary made available to the Agent in connection with their due diligence investigations of the Corporation for the periods from December 31, 2003 to the date of examination thereof contain all material proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors of the Corporation or such Subsidiary, as the case may be, and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors of the Corporation or such Subsidiary, as the case may be, to the date of review of such corporate records and minute books not reflected in such minute books and other records;

(z)
there is not, in the constating documents or by-laws of the Corporation or any Subsidiary or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation or any Subsidiary is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its Common Shares;

(aa)
the audited annual financial statements of the Corporation (the "Financial Statements") (i) have been prepared in accordance with generally accepted accounting principles in Canada consistently applied throughout the period referred to therein, (ii) present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Corporation as at such dates and results of operations of the Corporation for the periods then ended, and (iii) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation and there has been no change in accounting policies or practices of the Corporation since the dates of such Financial Statements;

(bb)
there are no actions, suits, proceedings or inquiries pending or to the Corporation's knowledge threatened against or affecting the Corporation or any Subsidiary at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affect the business, operations or financial condition of the Corporation (on a consolidated basis) or its properties or assets or which affects or may affect the distribution of the Offered Securities, the Compensation Warrants or the Common Shares issuable upon the exercise of the securities underlying the Offered Securities or upon the exercise of the Compensation Warrants;

(cc)
there are no judgments against the Corporation or any of its subsidiaries, if any, which are unsatisfied, nor are there any consent decrees or injunctions to which the Corporation or any of its subsidiaries is subject;

(dd)
except as set out in Schedule "E", none of the directors or officers of the Corporation, any holder of more than ten per cent (10%) of any class of shares of the Corporation, or any associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the U.S. Securities Act), has any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction which, as the case may be, materially affected, is material to or will materially affect the Corporation (on a consolidated basis);

(ee)
there are approximately [#] employees of the Corporation and its Subsidiaries and each of the Corporation and the Subsidiaries is in compliance in all material respects with all laws respecting employment and employment practices;

(ff)
except where the failure to have full and proper title or a valid contractual interest would not have, individually or in the aggregate, a material adverse effect on the Corporation (on a consolidated basis) or as set out in Schedule "D", the Corporation and/or its Subsidiaries has full and proper title, or a valid contractual interest in, free and clear of all defects of title and liens to the mineral licences, concessions and properties in connection with all of its properties and/or projects, including, but not limited to, the Black Fox Project in Matheson, Ontario, Canada, the Huizopa Project in Sonora, Mexico, and the Montana Tunnels Project in Montana, United States;

(gg)
except as set out in Schedule "D", the Corporation and the Subsidiaries are not in violation of, or in default in any material respect under, the applicable statutes, ordinances, rules, regulations, orders or decrees of any governmental entities, regulatory agencies or bodies having, asserting or claiming jurisdiction over it or over any part of its respective operations or assets, including, but not limited to, the Black Fox Project in Matheson, Ontario, Canada, the Huizopa Project in Sonora, Mexico, and the Montana Tunnels Project in Montana, United States;

(hh)
other than in compliance with applicable law or as disclosed in Schedule "D", neither the Corporation nor any Subsidiary has used any of its property or facilities to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances ("Hazardous Substances");

(ii)
other than as disclosed in Schedule "D", neither the Corporation nor any Subsidiary has caused or permitted the release, in any manner whatsoever, of any Hazardous Substances on or from any of its properties or assets or any such release on or from a facility owned or operated by third parties but with respect to which the Corporation or any Subsidiary is or may reasonably be alleged to have material liability or has received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any applicable laws, statutes, ordinances, by-laws, regulations or any orders, directions or decisions rendered by any ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to dealing with Hazardous Substances;

(jj)
the Corporation and its Subsidiaries maintains insurance in such amount and of such types as is customary in the business in which it is engaged. All policies of insurance insuring the Corporation or any of the Subsidiaries or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and each of the Corporation and its Subsidiaries is in compliance with the terms of such policies in all material respects. There are no claims by the Corporation or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(kk)
subject to the accuracy of the representations and warranties of the Purchasers and the Agent, the offer, sale and issuance of the Offered Securities as contemplated by this Agreement are exempt from the registration requirements of the U.S. Securities Act, from the registration or qualifications requirements of the state securities or "blue sky" laws and regulations of any applicable state or other applicable jurisdiction and all other Applicable Securities Laws;

(ll)	the Corporation's shares of common stock are quoted for trading on AMEX and the Exchange;

(mm)
no order ceasing, halting or suspending trading in securities of the Corporation nor prohibiting the sale of such securities has been issued to and is outstanding against the Corporation or its directors, officers or promoters, and, to the best of the Corporation's knowledge, no investigations or proceedings for such purposes are pending or threatened;

(nn)
neither the Corporation nor any subsidiary thereof will have taken any action which would be reasonably expected to result in the delisting or suspension of quotation of the Corporation's shares of common stock on or from the AMEX or the Exchange and the Corporation will have complied, in all material respects, with the rules and regulations of eligibility on AMEX and the Exchange;

(oo)
the Corporation is a “reporting issuer”, within the meaning of the Securities Act (Ontario), in each of the provinces of Canada, except Quebec (the "Canadian Reporting Jurisdictions"), and is not in material default of any of the requirements of the relevant securities act or any of the administrative policies or notices of the regulatory authorities in any of the Canadian Reporting Jurisdictions;

(pp)
the Corporation is a "reporting issuer" under section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and is not in default in any material respects of any of the requirements of the 1934 Act;

(qq)
as of their respective filing dates, each report, schedule, registration statement and proxy filed by the Corporation with the SEC (each, an "SEC Report" and collectively, the "SEC Reports") (and if any SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of this Agreement, then also on the date of filing of such amendment or superseding filing), (i) where required, were prepared in all material respects in accordance with the requirements of the U.S. Securities Act, or the 1934 Act, as the case may be, and the rules and regulations promulgated under such Acts applicable to such SEC Reports, (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) are all the forms, reports and documents required to be filed by the Corporation with the SEC since the Corporation commenced filing reports with the SEC. The Corporation’s subsidiaries are not required to file any reports or other documents with the SEC. Each set of audited consolidated financial statements and unaudited interim financial statements of the Corporation (including any notes thereto) included in the SEC Reports (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) has been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Corporation as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which were not or are not expected to be material in amount. To the Corporation’s knowledge, no events or other factual matters exist which would require the Corporation to file any amendments or modifications to any SEC Reports which have not yet been filed with the SEC but which are required to be filed with the SEC pursuant to the U.S. Securities Act or the 1934 Act; and

(rr)
each SEC Report containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Corporation’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"); at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Corporation nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

The Corporation acknowledges that the Agent and each of the Purchasers are relying upon such representations and warranties.

5.	Covenants of the Corporation

The Corporation hereby covenants to and with the Agent (on the Agent's behalf and on behalf of the Purchasers) that:

(a)
the Corporation will use all commercially reasonable efforts to maintain its status as a reporting issuer not in default in each of the Offering Jurisdictions in which it is a reporting issuer or equivalent as of the date hereof for a period of six-years from the Closing Date;

(b)	the Corporation will use all commercially reasonable efforts to maintain the listing of the Common Shares on the Exchange and AMEX to the date which is six-years following the Closing Date and (i) will use all reasonable commercial efforts so that the Debenture Common Shares will be listed and posted for trading on the Exchange and AMEX upon their issue; (ii) will use all reasonable commercial efforts so that the Compensation Shares will be listed and posted for trading on the Exchange and AMEX upon their issue; and (iii) will use all reasonable commercial efforts so that the Debenture Warrant Shares will be listed and posted for trading on the Exchange and AMEX upon their issue;

(c)
other than as contemplated herein, the Corporation will not, directly or indirectly, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, issue, sell or grant any securities of the Corporation for a period commencing on the date hereof and ending three-months thereafter nor shall the Corporation publicly announce during such period the intention to do so, except for (i) the issuance of Common Shares in connection with the exercise of any currently outstanding stock options, warrants, debentures or other convertible securities, (ii) the issuance of Common Shares pursuant to the exercise of any Debenture Warrants or Compensation Warrants, (iii) the issuance of stock options in the normal course pursuant to the Corporation's stock option plan, (iv) the issuance of flow through shares, (v) the issuance of Common Shares to Wahgoshig First Nation, (vi) the issuance of Common Shares to Ibarra, (vi) the issuance of Common Shares pursuant to acquisitions or other strategic transactions, (vii) the issuance of Common Shares as compensation for services, or (viii) the issuance of Common Shares in connection with the severance of any employee; and

(d)	the Corporation shall, as soon as practicable, use all reasonable efforts to receive all necessary consents to the transactions contemplated herein.

6.	Conditions to Closing

The following are conditions to the closing of the transactions involving the issuance and sale of the Offered Securities contemplated hereby, which conditions the Corporation covenants to exercise its reasonable best efforts to have fulfilled on or prior to the Time of Closing and which conditions may be waived in writing in whole or in part by the Agent:

(a)
the Corporation will have made and/or obtained the necessary filings, approvals, consents and acceptances of the appropriate regulatory authorities required to be made or obtained by the Corporation in connection with the sale of the Offered Securities to the Purchasers prior to the Time of Closing as herein contemplated, it being understood that the Agent shall do all that is reasonably required to assist the Corporation to fulfil this condition;

(b)
the Corporation's board of directors shall have authorized and approved the execution and delivery of this Agreement and the acceptance of the Subscription Agreements, the allotment, issuance and delivery of the Offered Securities, the creation and issuance of the Compensation Warrants, the creation and issuance of the Debenture Common Shares upon the conversion of the Debentures, the allotment, issuance and delivery of the Debenture Warrant Shares upon the exercise of the Debenture Warrants, the creation and issuance of the Compensation Warrants, the allotment, issuance and delivery of the Compensation Shares issuable upon the exercise of the Compensation Warrants, and all matters relating thereto;

(c)	the Corporation shall have accepted one or more Subscription Agreements with the Purchasers;

(d)
the Agent shall have received an opinion, dated the Closing Date, of the Corporation's counsel (it being understood that such counsel may rely to the extent appropriate in the circumstances, (i) as to matters of fact, on certificates of the Corporation executed on its behalf by a senior officer of the Corporation and on certificates of the Transfer Agent, as to the issued capital of the Corporation; and (ii) as to matters of fact not independently established, on certificates of the Corporation's auditors or a public official) with respect to the following matters:

(i)
as to the incorporation and subsistence of the Corporation and each Subsidiary under the laws of its governing jurisdiction and as to the corporate power of the Corporation to carry out its obligations under this Agreement and the Subscription Agreements, and to issue the Offered Securities, the Debenture Common Shares, the Debenture Warrants, Debenture Common Shares the Compensation Warrants, and the Compensation Shares;

(ii)	as to the authorized and issued capital of the Corporation;

(iii)	that the Corporation is the registered holder of the percentage of the outstanding shares of each Subsidiary referred to in subsection 4(c) hereof;

(iv)	that the Corporation has all requisite corporate power and authority under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and to own its properties;

(v)
that none of the execution and delivery of this Agreement and the Subscription Agreements, the performance by the Corporation of its obligations hereunder and thereunder, or the sale or issuance of the Offered Securities, the Debenture Common Shares, the Debenture Warrants, Debenture Common Shares the Compensation Warrants, and the Compensation Shares will conflict with or result in any breach of the constating documents or by-laws of the Corporation;

(vi)
that each of this Agreement and the Subscription Agreements, have been duly authorized and executed and delivered by the Corporation, and constitute a valid and legally binding obligation of the Corporation enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity and contribution may be limited by applicable law;

(vii)	that the Offered Securities have been validly issued by the Corporation;

(viii)	that the Compensation Warrants have been duly and validly created and issued;

(ix)
that the Compensation Shares have been authorized and allotted for issuance upon the due exercise of the Compensation Warrants in accordance with the provisions thereof, will be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(x)
that the Debenture Common Shares have been authorized and allotted for issuance upon the due conversion of the Debentures in accordance with the provisions thereof and will be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(xi)
that the Debenture Warrant Shares have been authorized and allotted for issuance upon the due exercise of the Debenture Warrants in accordance with the provisions thereof, and will be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(xii)
that the issuance and sale by the Corporation of the Offered Securities to the Purchasers and the issuance by the Corporation of the Compensation Warrants to the Agent are exempt from the prospectus and registration requirements of Applicable Securities Laws and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under the Applicable Securities Laws to permit such issuance and sale;

(xiii)
that the issuance of the Compensation Shares, Debenture Common Shares, and the Debenture Warrant Shares are exempt from the prospectus and registration requirements of Applicable Securities Laws subject to certain provisos and specified resale restrictions;

(xiv)	that the Compensation Shares, Debenture Common Shares, and the Debenture Warrant Shares have been conditionally approved for listing on the Exchange; and

(xv)	as to such other matters as the Agent's legal counsel may reasonably request prior to the Time of Closing;

(e)
the Agent shall have received a legal opinion addressed to the Agent from United States counsel for the Corporation, dated as of the Closing Date, in form and substance satisfactory to the Agent, acting reasonably, with respect to the initial sale of the Offered Securities by the Agent and the Corporation, the conversion of the Offered Securities, the exercise of the Debenture Warrants, and the status of the Debenture Warrant Shares when issued;

(f)
the Agent shall have received an incumbency certificate dated the Closing Date including specimen signatures of the President and Chief Executive Officer, the Chief Financial Officer and any other officer of the Corporation signing this Agreement or any document delivered hereunder;

(g)
the Agent shall have received a certificate, dated the Closing Date, of the President and Chief Executive Officer and the Chief Financial Officer of the Corporation (or such other officer or officers of the Corporation acceptable to the Agent, acting reasonably), addressed to the Agent and its counsel to the effect that, to the best of their knowledge, information and belief, after due enquiry and without personal liability:

(i)
the representations and warranties of the Corporation in this Agreement are true and correct in all material respects as if made at and as of the Time of Closing and the Corporation has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied in all material respects at or prior to the Time of Closing;

(ii)
no order, ruling or determination having the effect of suspending the sale or ceasing, suspending or restricting the trading of Common Shares in any of the Offering Jurisdictions has been issued or made by any stock exchange, securities commission or regulatory authority and is continuing in effect and no proceedings, investigations or enquiries for that purpose have been instituted or are pending;

(iii)	the articles and by-laws of the Corporation delivered at Closing are full, true and correct copies, unamended, and in effect on the date thereof;

(iv)
the minutes or other records of various proceedings and actions of the Corporation's board of directors relating to the Offering and delivered at Closing are full, true and correct copies thereof and have not been modified or rescinded as of the date thereof;

(v)
since the date of the Engagement Letter, there has been no material adverse change in the business, affairs, operations, assets, liabilities or capital of the Corporation and the Subsidiaries taken as a whole; and

(vi)
none of the documents filed with applicable securities regulatory authorities since December 31, 2003 contained a material misrepresentation as at the time the relevant document was filed that has not since been corrected.

(h)	the Debenture Common Shares, the Debenture Warrant Shares and the Compensation Shares shall have been approved for listing on the Exchange,

subject only to the official notices of issuance and fulfilment of such other conditions of the Exchange as set out in the conditional listing letter; and

(i)
the Agent shall have conducted all due diligence inquiries and investigations and not identified any material adverse changes or misrepresentations or any items materially adversely affecting the Corporation's affairs which exist as of the date hereof but which have not been widely disseminated to the public.

It is understood that the Agent may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to its rights in respect of any other of the foregoing terms and conditions or any subsequent breach or non-compliance, provided that to be binding on the Agent any such waiver or extension must be in writing and signed by it.

The Corporation agrees that the aforesaid legal opinions and certificates to be delivered at the Time of Closing will also be addressed to the Purchasers and that the Agent may deliver copies thereof to such persons and to any persons who purchase Offered Securities.

7.	Termination of Obligations

If at any time before the Time of Closing:

(a)
there shall have occurred any adverse material change or any event that would reasonably be likely to result in an adverse material change or the Agent shall have discovered any previously undisclosed adverse material fact in relation to the Corporation or the Subsidiaries, taken as a whole, which prevents or restricts trading in or the distribution of the Offered Securities or materially adversely affects or would reasonably be expected to materially adversely affect the market price or value of the Common Shares;

(b)
there shall have occurred any change in the applicable securities laws of any province of Canada or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of Canada or any province thereof or any statute of the United States or any state thereof or any stock exchange in relation to the Corporation or any of its securities (except for any inquiry, investigation or other proceeding based upon activities of the Agent and not upon activities of the Corporation) which, in the opinion of the Agent, prevents or restricts trading in or the distribution of the Offered Securities or adversely affects or would reasonably be expected to materially adversely affect the market price or value of the Common Shares;

(c)
if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence or catastrophe, war or act of terrorism of national or international consequence or any law or regulation which, in the reasonable opinion of the Agent, materially adversely affects or involves, or will materially adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation and the Subsidiaries, taken as a whole;

(d)
a cease trading order is made by any Securities Commission or other competent authority by reason of the fault of the Corporation or its respective directors, officers and agents and such cease trading order is not rescinded within 48-hours; or

(e)	if the Corporation fails to obtain the approval of the Exchange for the conditional listing of any Underlying Shares,

the obligations of the Agent contained in this Agreement may be terminated by the Agent in their sole discretion.

Any termination pursuant to the foregoing provisions shall be effected by notice in writing delivered by the Agent to the Corporation at its address as herein set out. Notwithstanding the giving of any notice of termination hereunder, the expenses agreed to be paid by the Corporation shall be paid by the Corporation as herein provided and the obligations of the Corporation under Sections 9, 10 and 11 hereof shall survive.

In the event of a termination pursuant to and in accordance with the provisions hereof and notice having been given, as aforesaid, there will be no further liability on the part of the Agent under this Agreement. The rights of the Agent to terminate their obligations hereunder are in addition to, and without prejudice to, any other remedies they may have.

8.	Closing

The Closing will be completed at the offices of the Corporation's counsel, Fogler, Rubinoff LLP Barristers & Solicitors, Suite 1200, 95 Wellington Street West, Toronto-Dominion Centre, Toronto, Ontario M5J 2Z9, or such other place or places as may be agreed upon by the Corporation and the Agent, at the Time of Closing, provided that if the Corporation has not been able to comply with any of the conditions set forth under Section 6 "Conditions to Closing" prior to the Time of Closing, the Closing Date may be extended by mutual agreement of the Corporation and the Agent, failing which, the respective obligations of the parties will terminate without further liability or obligation except as set out under Sections 9, 10 and 11 hereof. Shoreline Pacific will assist with the closing of the Offering (the “Closing”), which will occur through an escrow agent designated by Shoreline Pacific and reasonably acceptable to the Company.

At the Time of Closing, the Corporation shall deliver to the Agent:

(a)	certificates, duly registered as the Agent may direct, representing the Offered Securities purchased;

(b)	the requisite legal opinions and certificates as contemplated in Section 6 hereof;

(c)
a direction addressed to the Agent directing the Agent to pay the Gross Proceeds less the Agent Fees, and the reasonable out-of-pocket expenses of the Agent including the fees and disbursements of counsel to the Agent (not to exceed US$30,000), respectively, along with all applicable GST; and

(d)	such further documentation as may be contemplated herein,

against payment of the purchase price for the Offered Securities by certified cheque, bank draft or other acceptable electronic means, to the Corporation as contemplated herein.

All representations and warranties contained herein and all of the covenants and agreements of the Corporation herein, to the extent that they are required to be performed on or before Closing, shall be construed as conditions and any breach or failure to comply with any thereof shall entitle the Agent, at its option, in addition to and not in lieu of any other remedies the Agent has in respect thereof, to terminate and cancel their obligations hereunder by written notice to that effect given to the Corporation prior to the Time of Closing on the Closing Date. It is understood that the Agent may waive in whole or in part or extend the time for compliance with any such terms and conditions without prejudice to their rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agent any such waiver or extension must be in writing and signed by the Agent.

9.	Expenses

Whether or not Closing occurs, the Corporation shall pay all costs and expenses of, or incidental to, the Offering, including, without limitation, the costs and filing fees with respect to the private placement of the Offered Securities, the listing of the Underlying Shares on the Exchange, the cost of printing the certificates representing the Offered Securities, the cost of registration and delivery of such certificates, and the reasonable fees and expenses of each of the Corporation's auditors, legal counsel and local legal counsel in connection with the Offering. The reasonable fees and disbursements of the Agent's legal counsel (not to exceed US$30,000) and the Agent's reasonable out-of-pocket expenses shall be paid at Closing by the Corporation to the Agent upon written advice from the Agent as to such costs and expenses in a form acceptable to the Corporation, acting reasonably.

In the event the Corporation withdraws from or terminates the Offering as the result of entering into an alternative financing arrangement or a proposed or contemplated merger, amalgamation, reorganization, plan of arrangement, take-over bid or other similar transaction involving the Corporation or a sale of all or substantially all of the assets of the Corporation (collectively, an "Alternative Transaction"), the Corporation will pay to the Agent the commission outlined above in Section 2 that would be otherwise payable pursuant to the terms of this Agreement if the offering were for US$8,580,000.

10.	Indemnity

The Corporation covenants and agrees to indemnify and save harmless the Agent and/or any of its affiliates and directors, officers, employees, shareholders and agents (collectively with the Agent's affiliates, "Agent's Personnel"), against any actions or claims (collectively, "Claims"), including actions by shareholders, and all related damages, liabilities and losses, other than lost profits or remuneration or other costs of personnel, and including any reasonable amount paid with the consent of the Corporation, not to be unreasonably withheld, to settle a Claim, related to or arising out of such engagement or such Agent's role in connection therewith, and will reimburse the Agent and any other party entitled to be indemnified hereunder for all expenses

(other than remuneration or other cost of personnel, or expenses in the nature of overhead but including the fees of counsel to the Agent on a solicitor and client basis as set forth below) reasonably incurred by it or any such other indemnified party in connection with investigating, preparing or defending any such Claim, whether or not in connection with pending or threatened litigation to which it is a party. The Corporation will not be responsible for any Claims or expenses associated therewith which are finally judicially determined to have resulted from the willful misconduct, bad faith or gross negligence of any indemnified party hereunder. The Corporation also agrees that neither the Agent nor any of their affiliates, nor any officer, director, employee or agent of the Agent or any of its affiliates, nor any person controlling such Agent nor any of its affiliates, shall have any liability to the Corporation for or in connection with such engagement except as a result of such Agent's willful misconduct, bad faith or gross negligence. The foregoing agreement shall be in addition to any rights that the Agent or any indemnified party may have at common law or otherwise in connection with the transactions contemplated hereby including, without limitation, the following:

(a)
any statement (other than a statement contained in and included in reliance upon and in conformity with written information furnished to the Corporation by the Agent relating to the Agent specifically for use therein) in any document filed by the Corporation or any predecessor thereto with the relevant securities regulatory authorities in the United States since December 31, 2003 including all press releases filed with the Securities and Exchange Commission, which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(b)
the omission or alleged omission to state in any certificate of the Corporation or of any officers of the Corporation delivered hereunder or pursuant hereto any material fact (other than a material fact omitted in reliance upon and in conformity with written information furnished to the Corporation by the Agent relating to the Agent specifically for use therein) required to be stated therein where such omission or alleged omission constitutes or is alleged to constitute a misrepresentation;

(c)
any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority based upon any failure or alleged failure to comply with applicable securities laws (other than any failure or alleged failure to comply by the Agent) preventing and restricting the trading in or the sale of the Offered Securities in the provinces of Canada or in the United States or any state thereof;

(d)
the non-compliance or alleged non-compliance by the Corporation with any requirement of Applicable Securities Laws, including the Corporation's non-compliance with any statutory requirement to make any document available for inspection; or

(e)	any breach of any representation, warranty or covenant of the Corporation contained herein or the failure of the Corporation to comply with any of its obligations hereunder,

and will reimburse the Agent promptly upon demand for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred.

The Corporation shall not pursuant to this indemnity be obliged in any event to pay, as regards any particular Claim or series of related Claims, the fees and disbursements of more than one counsel in addition to those of its own counsel.

The Agent covenants and agrees that it shall use its reasonable efforts to co-operate fully with the Corporation in the investigation and defence of any Claim or potential Claim and to cause any other Indemnified Party to so cooperate.

Promptly after receipt by the Agent or any other indemnified party of notice of or the communication of any Claim or of any fact which reasonably might give rise to any Claim, the Agent or such other party shall notify the Corporation in writing of such Claim or facts and the Corporation shall assume the investigation and defence or contestation thereof and shall employ counsel satisfactory to the Agent, acting reasonably, and neither the Agent nor such other party shall incur any expense as regards such Claim or facts, including any investigation for which the Corporation would be liable to indemnify without the Corporation's prior written consent which shall not be unreasonably withheld. Notwithstanding the preceding sentence the Agent will be entitled to employ counsel separate from counsel to the Corporation or to any other party in such action if the Agent, acting reasonably, determines that a conflict of interest exists which makes representations by counsel chosen by the Corporation not advisable or that it is likely that such a conflict of interest will develop.

The Corporation shall not, without the prior written consent of the Agent, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Agent or any Agent's Personnel are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Agent and all Agent's Personnel from all liability arising out of such claim, action, suit or proceeding.

Notwithstanding the foregoing, an indemnifying party shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

If any matter or thing contemplated by this section shall be asserted against any person in respect of which indemnification is or might reasonably be considered to be provided, such person (the "Indemnified Party") will notify the Corporation as soon as possible and in any event on a timely basis, of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Corporation or the Indemnified Party without the prior written consent of the other.

To the extent that any Indemnified Party is not a party to this Agreement, the Agent shall obtain and hold the right and benefit of the indemnity provisions hereunder in trust for and on behalf of such Indemnified Party.

11.	Contribution

In the event that the indemnity provided for above is, for any reason, illegal or unenforceable as being contrary to public policy or for any other reason, each of the Agent and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (including any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any action or claim which is the subject of this section but excluding loss of profits or consequential damages) of the nature provided for above such that the Agent shall be responsible for that portion represented by the percentage that the Agent Fees paid by the Corporation to the Agent bears to the Gross Proceeds realized from the sale of the Offered Securities and the Corporation shall be responsible for the balance, whether or not it has been sued, provided that, in no event, shall an Agent be responsible for any amount in excess of the amount of the Agent Fees actually received by it. In the event that the Corporation may be held to be entitled to contribution from the Agent under the provisions of any statute or law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of: (i) the portion of the full amount of losses, claims, costs, damages, expenses and liabilities, giving rise to such contribution for which the Agent is responsible, as determined above, and (ii) the amount of the Agent Fees actually received by the Agent. Notwithstanding the foregoing, a party guilty of fraudulent misrepresentation shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section.

The rights to indemnity and contribution provided in this Agreement shall be in addition and not in derogation of any other right to indemnity or contribution which the Agent or the Corporation may have by statute or otherwise by law.

12.	Notice

Any notice or other communication to be given by delivery or by facsimile hereunder shall, in the case of notice to the Corporation, be addressed to the Corporation at the address appearing on page 1 of this Agreement, Attention: R. David Russell, Chief Executive Officer, Facsimile No.(720) 482-0957, and in the case of notice to the Agent:

Shoreline Pacific LLC
655 Montgomery, Ste. 1010
San Francisco, CA 94111
Attention: Harlan P. Kleiman, CEO
Facsimile No.: 415-477-9941

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or one hour after being telecopied and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or facsimile number.

13.	Time of the Essence

Time shall be of the essence of this Agreement and every part hereof.

14.	Further Assurances

Each of the parties hereto shall cause to be done all such acts and things or execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purposes of carrying out the provisions and intent of this Agreement.

15.	Assignment

Except as contemplated herein, no party hereto may assign this Agreement or any part hereof without the prior written consent of the other parties hereto. Subject to the foregoing, this agreement shall enure to the benefit of, and shall be binding upon, the Corporation and the Agent and its respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions contained in this Agreement, this Agreement and all conditions and provisions of this Agreement being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the covenants and indemnities of the Corporation set out under the heading "Indemnity" shall also be for the benefit of the Agent's Personnel.

16.	Counterpart Provision

This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document.

17.	Entire Agreement

The provisions herein contained constitute the entire agreement between the parties relating to the Offering and supersede all previous communications, representations, understandings and agreements between the parties including, but not limited to, the Letter Agreement, with respect to the subject matter hereof whether verbal or written.

18.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California and the federal laws of the United States applicable therein.

19.	Survival of Warranties, Representations, Covenants and Agreements

All warranties, representations, covenants, indemnities and agreements of the Corporation herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the purchase by the Purchasers of the Offered Securities and shall continue in full force and effect for the benefit of the Agent for a period of two-years.

20.	Language

The parties hereto confirm their express wish that this Agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language.

21.	Facsimile

The Corporation and the Agent shall be entitled to rely on delivery by facsimile of an executed copy of this Agreement and acceptance by the Corporation and the Agent of that delivery shall be legally effective to create a valid and binding agreement between the Corporation and the Agent in accordance with the terms of this Agreement.

22.	Acceptance

If this letter accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate acceptance by executing where indicated below and returning a signed copy of this Agreement to the Agent.

Yours very truly,

SHORELINE PACIFIC LLC

By: ___________________________________
Name:Harlan P. Kleiman
Title:CEO

The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date provided at the top of the first page of this Agreement.

APOLLO GOLD CORPORATION

Per:__________________________________
Name:
Title:

SCHEDULE "A"

AGENT'S CERTIFICATE

In consideration with the private placement in the United States of the Offered Securities (the "Offered Securities") of Apollo Gold Corporation (the "Corporation") pursuant to the Agency Agreement dated February *, 2007 (the "Agency Agreement") between the Corporation and Shoreline Pacific LLC, the undersigned does hereby certify as follows:

(a)
It is a duly registered broker or dealer with the United States Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. ("NASD") and is a member of, is in good standing with the NASD and the SEC on the date hereof;

(b)
immediately prior to offering Offered Securities to such offerees, we had reasonable grounds to believe and did believe that each offeree was an "accredited investor" (as defined in Rule 501(a) of Regulation D (an " Accredited Investor") under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act")) and, on the date hereof, we continue to believe that each U.S. person purchasing Offered Securities through or from us is an Accredited Investor;

(c)
no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Securities in the United States or to U.S. persons;

all offers and sales of Offered Securities in the United States have been effected in accordance with all applicable U.S. broker dealer requirements;

all offers and sales of the Offered Securities in the United States were made to Accredited Investors by the U.S. Agent;

no written material was used in connection with the offer or sale of the Offered Securities in the United States other than the Subscription Agreements for the Offered Securities and the schedules and annexes thereto;

(d)	the offering of the Offered Securities in the United States has been conducted by us in accordance with the Agency Agreement; and

(e)
prior to any sale of Offered Securities in the United States, we caused each U.S. purchaser to execute a Subscription Agreement which includes a term sheet and contains representations, warranties and agreements substantially similar to Subscription Agreements approved by the Corporation and the Agent and Appendix IV thereof.

A-1

Terms used in this certificate have the meanings given to them in the Agency Agreement unless defined herein.

DATED this __ day of February, 2007.

SHORELINE PACIFIC LLC By: Authorized Signing Officer

A-2

SCHEDULE "B"

REGISTRATION RIGHTS AGREEMENT

B-1